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                                                               Exhibit No. 24(B)


                   Certified Copy of Resolutions Adopted by
                            the Board of Directors
            of Duke Energy Corporation Effective February 27, 2001


              FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.



                            *  *  *  *  *  *  *  *



     I, Robert T. Lucas III, Assistant Secretary of Duke Energy Corporation, do hereby certify that the above is a full, true and complete extract from resolutions adopted by the Board of Directors of Duke Energy Corporation on February 27, 2001.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation this 27/th/ day of March, 2001.



                                          /s/ Robert T. Lucas III
                                     ---------------------------------
                                          Robert T. Lucas III
                                          Assistant Secretary